FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) or (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         Streamedia Communications, Inc.
             (Exact name of registrant as specified in its charter)

DELAWARE 22-3622272 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                 244 WEST 54TH STREET, NEW YORK, NEW YORK 10019
               (Address of principal executive offices) (Zip Code)

                            Securities  to be  registered  pursuant  to  Section
12(b) of the Act:

                Title of each class Name of the exchange on which
               to be so registered each class is to be registered

                       common stock, Boston Stock Exchange
                                $.001 Par Value,
                              warrants, and units,
                            1 share common stock and
                                    1 warrant

                        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
                 Instruction A.(c), check the following box. [x]

                        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box. [x ]

                      Securities Act registration statement file number to which this form relates:

                           333 - 78591 (if applicable)

                            Securities  to be  registered  pursuant  to  Section
12(g) of the Act:

                Title of each class Name of the exchange on which
               to be so registered each class is to be registered

                                  common stock,
                      $.001 Par Value, Nasdaq Stock Market
                              warrants, and units,
                            1 share common stock and
                                    1 warrant


INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Common Stock, par value $.001 per share, the warrants and the units of the registrant under the caption "Description of Capital Stock" contained in the registrant's Registration Statement on Form SB-2 (File No. 333-78591), as filed with the Securities and Exchange Commission on November 29, 1999, as amended from time to time, is hereby incorporated by reference. If the description of the Common Stock is included in a form of prospectus filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the description of the Common Stock in such prospectus shall be deemed to be incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

List below all exhibits filed as a part of the registration statement:

Exhibit No.                         Description of Exhibit

1*                Registrant's Registration Statement.

2*                Certificate of Incorporation of Streamedia Communications, Inc.

3*                Amended and Restated Bylaws of Streamedia Communications, Inc., as amended.

4*                Form of Stock Certificate of the Common Stock of Streamedia Communications, Inc.

5*            Public Warrant Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




(Registrant)                   Streamedia Communications, Inc.

Date
                  December 27, 1999
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By                            /s/

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Nick Malino, Chief Financial Officer




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* Copies filed with the Nasdaq Stock Market, Inc., and Boston Stock Exchange.